Exhibit 99.2

BOARD RESOLUTIONS OF

Zyrox Mining International,

Inc.

(the “Company”)

WHEREAS:

A.	David Lazar, acting as Custodian and Director of the Board of Zyrox Mining International, Inc. has appointed President: Wan Nyuk Ming, Secretary: Tham Yee Wen, Treasury: Boo Shi Huey, Director Jeffrey Wong Kah Mun

BE IT RESOLVED THAT:

A.	David Lazar, appointing new officer’s and stepping down from all positions.

B.	All of the following people have consented to the following posistions: President - Wan Nyuk Ming, Secretary - Tham Yee Wen, Treasury - Boo Shi Huey, Director - Jeffrey Wong Kah Mun

Effective date: April 14, 2021.

David Lazar, CEO of Zyrox Mining International, Inc.

/s/ David Lazar